UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

LYFT, INC.
(Name of Registrant as Specified In Its Charter)

ENGINE CAPITAL LP

ENGINE JET CAPITAL, L.P.

ENGINE LIFT CAPITAL, LP

ENGINE CAPITAL MANAGEMENT, LP

ENGINE CAPITAL MANAGEMENT GP, LLC

ENGINE INVESTMENTS, LLC

ENGINE INVESTMENTS II, LLC

ARNAUD AJDLER

ALAN L. BAZAAR

DANIEL B. SILVERS

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Engine Capital LP, together with the other participants named herein (collectively, “Engine”), has filed a preliminary proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Engine’s slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Lyft, Inc., a Delaware corporation (the “Company”).

On April 16, 2025, Engine issued the following press release:

Engine Capital Nominates Two Highly Qualified and Independent Candidates for Election to Lyft’s Board of Directors at the 2025 Annual Meeting

Intends to File Preliminary Proxy Statement and Provides Overview of the Case for Shareholder-Driven Change at Lyft Following Years of Value Destruction

NEW YORK--(BUSINESS WIRE)--Engine Capital LP (together with its affiliates, “Engine” or “we”), which owns approximately one percent of the outstanding common shares of Lyft, Inc. (NASDAQ: LYFT) (“Lyft” or the “Company”), today announced that it is filing a preliminary proxy statement in connection with its nomination of two highly qualified and independent candidates – Alan L. Bazaar and Daniel B. Silvers – for election to the Company’s Board of Directors (the “Board”) at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”).

Arnaud Ajdler, Founder and Portfolio Manager of Engine, commented:

“There is an urgent need for shareholder-driven change in Lyft’s boardroom, which is unfortunately dominated by misaligned founders and independent directors with insufficient public market experience. A majority of the Board has been in place as Lyft has delivered negative total shareholder returns and perpetually underperformed the market and its closest peer – Uber Technologies, Inc. – across every relevant time period, including the past one, three and five years. These directors have also consistently diluted shareholders and maintained an array of insular governance policies, such as a dual-class share structure that is completely unjustifiable with the founders holding small equity stakes and no longer retaining executive roles. As all of this has occurred, the Board has failed to adopt an accretive capital allocation policy and make effective use of the Company’s large net cash position and strong free cash flow generation.

This election is about sending a message to Lyft’s Board that the status quo is no longer tenable and shareholders want change. In recent months, we have privately provided value-enhancing ideas and shared the names of several independent director candidates with significant public market experience and backgrounds in areas such as capital allocation, modern corporate governance, corporate transformations and strategic transactions. Time and again, Lyft’s leadership has rebuffed us and has shown no interest in avoiding a contest. The level of closed-mindedness towards our director candidates was such that the Nominating and Corporate Governance Committee didn’t even offer to interview our nominees. This is what happens when two founders who collectively own less than 2.5% of the Company control 30% of the vote and make the Board unaccountable to its shareholders.

Although our preference was to reach a compromise and support a turnaround through private engagement, we now feel compelled to proceed with a campaign to elect two excellent directors who can help fill evident experience and skill gaps on Lyft’s Board. Messrs. Bazaar and Silvers possess additive public market experience and finance expertise, as well as a commitment to championing the interests of all the Company’s shareholders. As we work to elect these individuals and spotlight Lyft’s glaring issues, we will remain open to exploring a constructive resolution with the Company.”

Director Candidate Bios:

Alan L. Bazaar

Mr. Bazaar is an experienced public company director and investment manager with expertise in corporate finance and governance, including structuring executive compensation plans.

•	CEO of Hollow Brook Wealth Management, an investment advisory services firm.

•	Member of the board of directors of Orthofix Medical Inc. (NASDAQ: OFIX), a medical technology company.

•	Former Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC, a private investment firm where he co-managed the public equity portfolio.

•	Former Supervisory Senior Consultant at Arthur Anderson LLP, where he worked in the Assurance and Financial Buyer’s Practices group and in the Business Fraud and Investigation Services unit.

•	Former member of the board of directors of Wireless Telecom Group, Inc. (NYSE AMERICAN: WTT), PDL BioPharma, Inc. (formerly NASDAQ: PDLI), Hudson Global, Inc. (NASDAQ: HSON), Sparton Corporation (formerly NYSE: SPA), LoJack Corporation (formerly NASDAQ: LOJN), NTS, Inc. (formerly NYSE AMERICAN: NTS) and Media Sciences International, Inc. (formerly NASDAQ: MSII).

Daniel B. Silvers

Mr. Silvers has considerable public company director and C-level executive experience, as well as expertise in corporate finance, capital allocation, capital markets and governance.

•	Managing Member of Matthews Lane Capital Partners, an investment firm.

•	Executive Chairman of Winventory, Inc., a tech-enabled event ticketing management partner.

•	Member of the board of directors of MRC Global, Inc. (NYSE: MRC).

•	Former Chief Executive Officer and director of Leisure Acquisition Corp. (NASDAQ: LACQ), a special purpose acquisition company, and former Executive Vice President and Chief Strategy Officer at Inspired Entertainment, Inc. (NASDAQ: INSE), a gaming technology company.

•	Former member of the board of directors of Avid Technology, Inc. (NASDAQ: AVID), PICO Holdings, Inc. (NASDAQ: PICO), Forestar Group Inc. (NYSE: FOR), Ashford Hospitality Prime (NYSE: AHP), International Game Technology PLC (NYSE: IGT) and Universal Health Services, Inc. (NYSE: UHS).

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About Engine Capital

Engine Capital LP is a value-oriented special situations fund that invests both actively and passively in companies undergoing change.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Engine Capital LP (“Engine Capital”), together with the other participants named herein (collectively, “Engine”), has filed a preliminary proxy statement and an accompanying BLUE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2025 annual meeting of stockholders of Lyft, Inc., a Delaware corporation (the “Company”).

ENGINE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A BLUE UNIVERSAL PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Engine Capital, Engine Jet Capital, L.P. (“Engine Jet”), Engine Lift Capital, LP (“Engine Lift”), Engine Capital Management, LP (“Engine Management”), Engine Capital Management GP, LLC (“Engine GP”), Engine Investments, LLC (“Engine Investments”), Engine Investments II, LLC (“Engine Investments II”), Arnaud Ajdler, Alan L. Bazaar and Daniel B. Silvers (collectively, the “Participants”).

As of the date hereof, Engine Capital directly beneficially owned 2,772,208 shares of Class A Common Stock, par value $0.00001 per share (the “Common Stock”), of the Company. As of the date hereof, Engine Jet directly beneficially owned 278,862 shares of Common Stock. As of the date hereof, Engine Lift directly beneficially owned 284,605 shares of Common Stock. Engine Management, as the investment manager of each of Engine Capital, Engine Jet and Engine Lift, may be deemed the beneficial owner of the 3,335,675 shares of Common Stock owned directly by Engine Capital, Engine Jet and Engine Lift. Engine GP, as the general partner of Engine Management, may be deemed the beneficial owner of the 3,335,675 shares of Common Stock owned directly by Engine Capital, Engine Jet and Engine Lift. Engine Investments, as the general partner of each of Engine Capital and Engine Jet, may be deemed the beneficial owner of the 3,051,070 shares of Common Stock owned directly by Engine Capital and Engine Jet. Engine Investments II, as the general partner of Engine Lift, may be deemed the beneficial owner of the 284,605 shares of Common Stock owned directly by Engine Lift. Mr. Ajdler, as the Managing Partner of Engine Management, and the Managing Member of each of Engine GP, Engine Investments and Engine Investments II, may be deemed the beneficial owner of the 3,335,675 shares of Common Stock directly owned by Engine Capital, Engine Jet and Engine Lift. As of the date hereof, neither Messrs. Bazaar nor Silvers beneficially owned any shares of Common Stock.

Contacts

For Investors:

Engine Capital LP
212-321-0048
info@enginecap.com

For Media:

Longacre Square Partners LLC
Greg Marose / Bela Kirpalani, 646-386-0091

gmarose@longacresquare.com / bkirpalani@longacresquare.com